Exhibit 99.1

FOR IMMEDIATE RELEASE

Pinnacle Foods Inc. Reports Strong Fiscal Q3 Results

Company Now Expects EPS at the High End of its Previous Guidance Range for the Year

Parsippany, NJ, November 13, 2013 - Pinnacle Foods Inc. (NYSE: PF) today reported another quarter of strong growth in net earnings and diluted earnings per share, excluding items affecting comparability, and now expects pro forma diluted EPS for fiscal 2013 to be at the high end of its previous guidance range of $1.53 to $1.57.

Consolidated net sales in the third quarter ended September 29, 2013 increased approximately 1% versus year-ago, driven by a 2% increase in net sales for the Company’s North America Retail business, which is comprised of the Birds Eye Frozen and Duncan Hines Grocery segments.

Diluted earnings per share in the third quarter of 2013 increased to $0.35, compared to diluted earnings per share of $0.11 in the year-ago period. Excluding items affecting comparability, on a pro forma basis which is described in the accompanying reconciliation tables, diluted earnings per share advanced 38% to $0.36, compared to diluted earnings per share of $0.26 in the year-ago period.

Commenting on the results, Pinnacle Foods Chief Executive Officer Bob Gamgort stated, “The third quarter results demonstrate the success of our strategy of Reinvigorating Iconic Brands through focused investment spending, strong productivity results and maintaining a lean and efficient organization structure. We achieved solid net sales growth in our North America retail business, and we expanded our margins and EPS meaningfully in the quarter. We are confident that our programs for the balance of the year appropriately address continuing challenges in the industry.”

Third Quarter Consolidated Results
Net sales in the third quarter of 2013 increased 0.8% to $572.5 million, compared to net sales of $567.9 million in the third quarter of 2012. This performance reflected growth in North America Retail, driven by the Duncan Hines Grocery segment, partially offset by planned lower sales in the Company’s Specialty Foods segment.

North America Retail net sales increased 2.2% to $482.2 million in the third quarter of 2013, compared to $471.6 million in the year-ago period, almost entirely due to volume/mix growth of 2.1%. Fueling the growth in net sales were the Company’s Leadership Brands, most notably Birds Eye® Vegetables, Vlasic® pickles and Log Cabin® and Mrs. Butterworth’s® syrups.

Adjusted EBITDA on a pro forma basis advanced 11% to $107.9 million in the third quarter of 2013, compared to $97.2 million in the third quarter of 2012. This performance reflected a 220 basis point increase in gross margin, due to favorable product mix and productivity, which collectively more than offset modest input cost inflation. Also contributing to the gross margin growth was the benefit in the current quarter of the expected insurance recovery of expenses related to a voluntary Aunt Jemima product recall in 2012. Adjusted EBITDA is a Non-GAAP measure defined below under “Non-GAAP Financial Measures,” and is reconciled to net earnings in the tables that accompany this release.

Earnings before interest and taxes (EBIT) advanced 42% versus year-ago to $84.9 million in the third quarter of 2013, compared to $59.9 million in the third quarter of 2012. Excluding items affecting comparability, EBIT on a pro forma basis increased approximately 13% to $88.2 million in the third quarter of 2013, compared to $78.4 million in the year-ago period, due to the growth in gross profit, partially offset by higher marketing investment behind the Company’s Leadership Brands and increased administrative expenses.

Net earnings in the third quarter advanced to $40.7 million, or $0.35 per diluted share, compared with net earnings of $9.9 million, or $0.11 per diluted share, in the year-ago period. Excluding items affecting comparability, on a pro forma basis, net earnings for the third quarter increased to $42.4 million, or $0.36 per diluted share, compared to net earnings of $30.5 million, or $0.26 per diluted share, in the year-ago period.
Net cash provided by operating activities advanced significantly in the third quarter of 2013 to $29.6 million, compared to a net operating cash outflow of $5.3 million in the year-ago period.

Third Quarter Segment Results

Birds Eye Frozen
Net sales for the Birds Eye Frozen segment increased 0.8% to $258.0 million in the third quarter of 2013, compared to $256.0 million in the year-ago period. This performance reflected higher volume/mix of 0.4% and a 0.3% decline in net pricing, as well as a 0.7% benefit from the aforementioned insurance recovery. The sales performance in the quarter was largely driven by growth of Birds Eye® vegetables, including Birds Eye® Recipe Ready®, introduced last quarter, and Birds Eye Voila!® complete bagged meals, offset by declines for Mrs. Paul’s® and Van de Kamp’s® seafood, Hungry Man® dinners and Celeste® pizza.

EBIT for the Birds Eye Frozen segment increased approximately 6% to $45.0 million in the third quarter of 2013, compared to $42.4 million in third quarter of 2012. Excluding items affecting comparability, EBIT advanced approximately 11% to $47.9 million, largely due to higher gross profit driven by productivity in excess of inflation, as well as the benefit of the aforementioned insurance recovery, partially offset by higher marketing investment.

Duncan Hines Grocery
Net sales for the Duncan Hines Grocery segment advanced 4.0% to $224.2 million in the third quarter of 2013, compared to $215.6 million in the year-ago period, almost entirely due to growth in volume/mix. This performance reflected higher sales of Vlasic® pickles, Mrs. Butterworth's® and Log Cabin® syrups, Duncan Hines® baking mixes and frostings, Comstock® and Wilderness® pie and pastry fruit fillings and the Company's Canadian business. Partially offsetting these positive drivers were lower sales of canned meat.

EBIT for the Duncan Hines Grocery segment advanced 45% to $38.3 million in the third quarter of 2013, compared to $26.3 million in the year-ago period. Excluding items affecting comparability in both periods, EBIT advanced approximately 10% to $37.5 million, reflecting higher gross profit due to increased volume and favorable mix, lower commodity costs and productivity savings, partially offset by higher marketing investment.

Specialty Foods
Net sales for the Specialty Foods segment declined approximately 6% to $90.3 million in the third quarter of 2013, compared to $96.3 million in the third quarter of 2012. This performance largely reflected planned lower sales of private label canned meat.

EBIT for the Specialty Foods segment increased to $8.0 million in the third quarter of 2013, compared to $0.5 million in the third quarter of 2012. Excluding items affecting comparability in both periods, EBIT increased approximately 10% to $8.3 million, largely due to higher gross profit stemming from favorable mix and productivity savings in excess of inflation.

Nine Months Consolidated Results
Consolidated net sales for the first nine months of 2013 declined 1.1% to $1.75 billion, compared to net sales of $1.77 billion in the year-ago period. This performance primarily reflected the planned exit of low-margin, unbranded Specialty businesses, partially offset by net sales growth of 0.7% for the Company’s North America Retail businesses.

Pinnacle's retail consumption, as measured by IRI, outpaced the performance of its composite categories, which declined by approximately 1% versus year-ago for the nine months ended September 29, 2013.

Adjusted EBITDA on a pro forma basis advanced 12.6% to $305.0 million in the first nine months of 2013, compared to $270.9 million in the year-ago period.

Excluding items affecting comparability in both periods, EBIT increased 15.2% to $247.3 million in the first nine months of 2013, compared to EBIT of $214.6 million in the year-ago period. On the same basis, net earnings advanced 62% to $115.7 million, or $0.99 per diluted share, compared to net earnings of $71.3 million, or $0.61 per diluted share, in the year-ago period.

Net cash provided by operating activities increased significantly in the first nine months of 2013 to $141.7 million, compared to $62.4 million in the year-ago period.

Outlook
Given the Company’s strong performance through the first nine months of 2013, Pinnacle strengthened its pro forma EPS outlook for 2013 and now expects to be at the high end of its previous EPS guidance range of $1.53 to $1.57 for the full year, excluding items affecting comparability. This updated guidance continues to include $0.01 to $0.02 accretion in the fourth quarter from the recently-acquired Wish-Bone business and a diluted weighted average share count for the year of 116.5 million.

Conference Call Information
The Company will host an investor conference call on Wednesday, November 13, 2013 at 9:30AM (ET) to discuss the results of the quarter. To access the call, investors and analysts can dial (866) 793-1344 in the U.S. and Canada or (703) 639-1315 from outside the U.S. and Canada and reference conference name: Pinnacle Foods Q3 Earnings Call. A replay of the call will be available, beginning November 13, 2013 at 1:00 PM (ET) until November 30, 2013, by dialing (888) 266-2081 in the U.S. and Canada or (703) 925-2533 from outside the U.S. and Canada and referencing Access Code 1607445. Access to a live audio webcast and replay of the event will be available in the Investor Center of the Company's corporate website at www.pinnaclefoods.com.

Contact
Maria Sceppaguercio
Senior Vice President, Investor Relations
Pinnacle Foods Inc.
973-541-8629

About Pinnacle Foods Inc.
In more than 85% of America households, consumers reach for Pinnacle Foods brands. Pinnacle Foods is a Top 1000 Company as ranked by Fortune Magazine. We are a leading producer, marketer and distributor of high-quality branded food products, which have been trusted household names for decades. Headquartered in Parsippany, NJ, our business employs an average of 4,400 employees. We are a leader in the shelf stable and frozen foods segments and our brands hold the #1 or #2 market position in 10 of the 12 major categories in which they compete. Our Duncan Hines Grocery Division manages brands such as Duncan Hines® baking mixes and frostings, Vlasic® and Vlasic® Farmer’s Garden® shelf-stable pickles, Wish-Bone® and Western® salad dressings, Mrs. Butterworth's® and Log Cabin® table syrups, Armour® canned meats, Brooks® and Nalley® chili and chili ingredients, Duncan Hines® Comstock® and Wilderness® pie and pastry fruit fillings and Open Pit® barbecue sauces. Our Birds Eye Frozen Division manages brands such as Birds Eye®, Birds Eye Steamfresh®, C&W®, McKenzie's®, and Freshlike® frozen vegetables, Birds Eye Voila!® complete bagged frozen meals, Van de Kamp's® and Mrs. Paul's® frozen prepared seafood, Hungry-Man® frozen dinners and entrées, Aunt Jemima® frozen breakfasts, Lender's® frozen and refrigerated bagels, and Celeste® frozen pizza. Our Specialty Foods Division manages Tim's Cascade Snacks®, Hawaiian® kettle style potato chips, Erin's® popcorn, Snyder of Berlin® and Husman's® snacks in addition to our food service and private label businesses. Further information is available at http://www.pinnaclefoods.com.

Forward Looking Statements
This release may contain statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain “forward-looking information.” The words “estimates,” “expects,” “contemplates,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are made based on management's current expectations and beliefs concerning future events and various assumptions and are not guarantees of future performance. Actual results may differ materially as a result of various factors, some of which are beyond our control, including but not limited to: general economic and business conditions, deterioration of the credit and capital markets, industry trends, our substantial leverage and changes in our leverage, interest rate changes, changes in our ownership structure, competition, the loss of any of our major customers or suppliers, changes in demand for our products, changes in distribution channels or competitive conditions in the markets where we operate, costs of integrating acquisitions, loss of our intellectual property rights, fluctuations in price and supply of raw materials, seasonality, our reliance on co-packers to meet our manufacturing needs, availability of qualified personnel, changes in the cost of compliance with laws and regulations, including environmental laws and regulations, and the other risks and uncertainties detailed in our final prospectus filed with the Securities and Exchange Commission on March 28, 2013 and subsequent reports filed with the Securities and Exchange Commission. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We assume no obligation to update the information contained in the presentation.

PINNACLE FOODS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(thousands, except per share data)

	Three months ended		Nine months ended
	September 29, 2013	September 23, 2012	September 29, 2013	September 23, 2012
Net sales	$572,455	$567,905	$1,754,480	$1,773,425
Cost of products sold	415,052	438,564	1,297,808	1,376,251
Gross profit	157,403	129,341	456,672	397,174
Operating expenses
Marketing and selling expenses	40,866	38,336	134,002	130,540
Administrative expenses	25,304	21,349	93,189	66,089
Research and development expenses	2,709	2,677	7,825	8,211
Other expense (income), net	3,606	7,084	45,096	25,280
Total operating expenses	72,485	69,446	280,112	230,120
Earnings before interest and taxes	84,918	59,895	176,560	167,054
Interest expense	19,595	44,462	107,878	154,601
Interest income	23	4	68	105
Earnings before income taxes	65,346	15,437	68,750	12,558
Provision for income taxes	24,661	5,559	35,108	3,701
Net earnings	$40,685	$9,878	$33,642	$8,857

Net earnings per share
Basic	$0.35	$0.12	$0.32	$0.11
Weighted average shares outstanding- basic	115,590	81,218	103,921	81,237
Diluted	$0.35	$0.11	$0.32	$0.10
Weighted average shares outstanding- diluted	116,348	86,445	105,978	86,461
Dividends declared	$0.18	$—	$0.36	$—

PINNACLE FOODS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
(thousands of dollars)

	September 29, 2013	December 30, 2012
Current assets:
Cash and cash equivalents	$110,403	$92,281
Accounts receivable, net of allowances of $5,707 and $5,149, respectively	168,916	143,884
Inventories	394,328	358,051
Other current assets	7,266	11,862
Deferred tax assets	121,181	99,199
Total current assets	802,094	705,277
Plant assets, net of accumulated depreciation of $283,426 and $244,694, respectively	512,351	493,666
Tradenames	1,603,992	1,603,992
Other assets, net	161,423	155,558
Goodwill	1,441,495	1,441,495
Total assets	$4,521,355	$4,399,988

Current liabilities:
Short-term borrowings	$1,065	$2,139
Current portion of long-term obligations	19,436	30,419
Accounts payable	180,055	137,326
Accrued trade marketing expense	38,920	44,571
Accrued liabilities	106,675	119,269
Dividends payable	21,354	—
Total current liabilities	367,505	333,724
Long-term debt (includes $48,004 and $63,097 owed to related parties, respectively)	1,968,907	2,576,386
Pension and other postretirement benefits	93,090	100,918
Other long-term liabilities	24,802	28,705
Deferred tax liabilities	530,148	471,529
Total liabilities	2,984,452	3,511,262
Commitments and contingencies
Shareholders' equity:
Pinnacle preferred stock: $.01 per share, 50,000,000 shares authorized, none issued	—	—
Pinnacle common stock: par value $.01 per share, 200,000,000 shares authorized; issued and outstanding 117,220,795 and 81,210,672, respectively	1,172	812
Additional paid-in-capital	1,325,835	696,512
Retained earnings	244,410	252,955
Accumulated other comprehensive loss	(34,514)	(61,553)
Total shareholders' equity	1,536,903	888,726
Total liabilities and shareholders' equity	$4,521,355	$4,399,988

PINNACLE FOODS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(thousands of dollars)

	Nine months ended
	September 29, 2013	September 23, 2012
Cash flows from operating activities
Net earnings	$33,642	$8,857
Non-cash charges (credits) to net earnings
Depreciation and amortization	57,683	68,542
Amortization of discount on term loan	720	669
Amortization of debt acquisition costs	3,378	6,745
Call premium on note redemptions	34,180	14,255
Refinancing costs and write off of debt issuance costs	19,668	17,482
Amortization of deferred mark-to-market adjustment on terminated swaps	—	444
Change in value of financial instruments	(192)	(2,002)
Equity-based compensation charge	5,616	725
Pension expense, net of contributions	(6,756)	(8,924)
Gain on sale of assets held for sale	(3,627)	—
Other long-term liabilities	(494)	3,210
Other long-term assets	—	(601)
Deferred income taxes	33,226	2,637
Changes in working capital
Accounts receivable	(25,275)	(5,974)
Inventories	(36,160)	(66,822)
Accrued trade marketing expense	(5,556)	3,853
Accounts payable	41,746	14,198
Accrued liabilities	(10,464)	4,340
Other current assets	392	750
Net cash provided by operating activities	141,727	62,384
Cash flows from investing activities
Capital expenditures	(62,722)	(49,796)
Proceeds from sale of plant assets	6,853	570
Net cash used in investing activities	(55,869)	(49,226)
Cash flows from financing activities
Net proceeds from issuance of common stock	624,258	—
Repurchases of equity	(191)	(846)
Dividends paid	(20,831)	—
Proceeds from bank term loans	1,625,925	842,625
Proceeds from notes offerings	350,000	—
Repayments of long-term obligations	(1,732,071)	(625,172)
Repurchase of notes	(899,180)	(373,255)
Proceeds from short-term borrowings	2,408	1,216
Repayments of short-term borrowings	(3,481)	(2,364)
Borrowings under revolving credit facility	—	5,000
Repayments of revolving credit facility	—	(5,000)
Repayment of capital lease obligations	(2,320)	(2,803)
Debt acquisition costs	(12,491)	(17,414)
Change in bank overdrafts	—	19,327
Net cash used in financing activities	(67,974)	(158,686)
Effect of exchange rate changes on cash	238	388
Net change in cash and cash equivalents	18,122	(145,140)
Cash and cash equivalents - beginning of period	92,281	151,031
Cash and cash equivalents - end of period	$110,403	$5,891

Supplemental disclosures of cash flow information:
Interest paid	$91,577	$138,622
Interest received	69	105
Income taxes paid	2,998	1,933
Non-cash investing and financing activities:
New capital leases	2,030	1,549
Dividends payable	21,354	—

Non-GAAP Financial Measures
Pinnacle Foods Inc. uses the following non-GAAP financial measures as defined by the Securities and Exchange Commission in our financial communications. These non-GAAP financial measures should be considered in addition to the GAAP reported measures and should not be considered replacements for the GAAP measures.

•    North America Retail Net Sales
•    Adjusted Gross Profit
•    Adjusted EBITDA
•    Adjusted Earnings before Interest and Taxes (Adjusted EBIT)
•    Adjusted interest expense, net
•    Adjusted net earnings
•    Adjusted earnings per share

North America Retail Net Sales
North America Retail Net Sales is the sum of the net sales of the Birds Eye Frozen segment and the net sales of the Duncan Hines Grocery segment. We refer to this to measure net sales performance of our retail focused branded business in contrast to our Specialty Foods segment where over the last several years we have de-emphasized certain low margin foodservice and private label businesses.

Items Impacting Gross Profit and Earnings

Adjusted Gross Profit

Adjusted gross profit is defined as gross profit before accelerated depreciation related to restructuring activities, certain non-cash items, acquisition, merger and other restructuring charges and other adjustments. We believe that the presentation of Adjusted gross profit is useful to investors because it is consistent with our definition of Adjusted EBITDA (defined below), a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. In addition, we also use targets based on Adjusted gross profit as one of the components used to evaluate our management's performance.

Adjusted EBITDA
The Company's metric of Adjusted EBITDA, which is used in creating targets for the bonus and equity portions of our compensation plans, is equivalent to Covenant Compliance EBITDA under our debt agreements.

Pinnacle believes that the presentation of Adjusted EBITDA provides investors with useful information, as it is important in measuring covenant compliance in accordance with the financial covenants and determining our ability to engage in certain transactions in compliance with our debt facilities and it is a metric used internally by our Board of Directors and senior management.

Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. You should not consider Adjusted EBITDA as an alternative to operating or net earnings (loss), determined in accordance with GAAP, as an indicator of Pinnacle's operating performance, or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows, or as a measure of liquidity.

Adjusted EBITDA is defined as earnings (loss) before interest expense, taxes, depreciation and amortization (“EBITDA”), further adjusted to exclude non-cash items, non-recurring items and other adjustment items permitted in calculating Adjusted EBITDA under the Senior Secured Credit Facility and the indentures governing the Senior Notes.

EBITDA and Adjusted EBITDA do not represent net earnings or (loss) or cash flow from operations as those terms are defined by Generally Accepted Accounting Principles (“GAAP”) and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. In particular, the definitions of Adjusted EBITDA in the Senior Secured Credit Facility and the indentures allow us to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net earnings or loss. However, these are expenses that may recur, vary greatly and are difficult to predict. While EBITDA and Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

Our ability to comply with the financial covenants and engage in certain transactions in compliance with our debt agreements in future periods will depend on events beyond our control, and we cannot assure you that we will meet those ratios. A breach of any of these covenants in the future could result in a default under, or an inability to undertake certain activities in compliance with, the Senior Secured Credit Facility and the indentures governing the Senior Notes, at which time the lenders could elect to declare all amounts outstanding under the Senior Secured Credit Facility to be immediately due and payable. Any such acceleration would also result in a default under the indentures governing the Senior Notes.

Adjusted Earnings Before Interest and Taxes (Adjusted EBIT)

Adjusted Earnings before Interest and Taxes is provided because Pinnacle believes it is useful information in understanding our EBIT results by improving the comparability of year-to-year results.

Adjusted Interest Expense, Net

Adjusted interest expense, net is provided to assist the reader by eliminating mark to market adjustments and the charges which result from refinancing activities.

Adjusted Net Earnings
Adjusted Earnings Per Share

Adjusted net earnings and the related adjusted earnings per share are provided to present the reader with the after-tax impact of Adjusted EBIT and Adjusted interest expense, net in order to improve the comparability and understanding of the related GAAP measures.

Pinnacle Foods Inc.
Reconciliation from Reported to Adjusted and Proforma (Note 1) Statement of Operations Amounts (unaudited)
For the three months ended September 29, 2013
(thousands, except per share amounts)

	Reported	Acquisition,				IPO and
	Three Months Ended	Merger and	Other		Adjusted	Refinancing	Public	Proforma
	September 29,	Other Restructuring	Non-Cash	Other	September 29,	Interest	Company	September 29,
	2013	Charges (2)	Items (3)	Adjustments	2013	Adjustments	Costs (1)	2013
Net sales	$572,455	$—	$—	$—	$572,455	$—	$—	$572,455
Gross profit	$157,403	$(388)	$(225)	$—	$156,790		$—	$156,790
% of net sales	27.5%				27.4%			27.4%

Earnings before interest and taxes	$84,918	$1,112	$1,985	$—	$88,015		$200	$88,215

Interest expense, net	$19,572	$—	$(256)	$—	$19,316	$—	—	$19,316
Provision for income taxes	$24,661	$434	$1,371	$—	$26,466	$—	$78	26,544
% effective tax rate	37.7%				38.5%			38.5%

Net earnings	$40,685	$678	$870	$—	$42,233	$—	$122	$42,355

Diluted net earnings per share	$0.35				$0.36			$0.36
Diluted weighted average outstanding shares	116,348				116,348	—		116,348

Adjusted EBITDA (Non GAAP - See separate discussion and tables)
EBIT	$84,918	$1,112	$1,985	$—	$88,015	—	$200	$88,215
Depreciation	15,786	—			15,786			15,786
Amortization	3,872				3,872			3,872
EBITDA	$104,576	$1,112	$1,985	$—	$107,673	—	$200	$107,873

LTM EBITDA					$458,134

(1) Reflects Adjusted Statements of Operations amounts, assuming IPO and 2013 Refinancing occurred on the first day of Fiscal 2013.
(2) Represents a +$2.9MM gain on sale of the Tacoma, WA location, restructuring charges of ($2.8MM), employee severance ($0.8MM), along with IPO related and other expenses ($0.4MM).
(3) Represents non-cash equity-related compensation charges ($2.3MM) along with unrealized mark-to-market gains +$0.3MM resulting from hedging activiites.

Pinnacle Foods Inc.
Reconciliation from Reported to Adjusted and Proforma (Note 1) Statement of Operations Amounts (unaudited)
For the three months ended September 23, 2012
(thousands, except per share amounts)

	Reported	Acquisition,
	Three Months Ended	Merger and	Other		Adjusted	IPO	Public	Proforma
	September 23,	Other Restructuring	Non-Cash	Other	September 23,	Interest	Company	September 23,
	2012	Charges (2)	Items (3)	Adjustments (4)	2012	Adjustments (1)	Costs (1)	2012
Net sales	$567,905	$—	$—	$—	$567,905	$—	$—	$567,905
Gross profit	$129,341	$16,810	$(3,075)	$—	$143,076		$—	$143,076
% of net sales	22.8%				25.2%			25.2%

Earnings before interest and taxes	$59,895	$17,518	$(2,967)	$4,658	$79,104		$(750)	$78,354

Interest expense, net	$44,458	$—	$(265)	$(2,641)	$41,552	$(12,167)	$—	$29,385
Provision for income taxes	$5,559	$6,744	$(1,040)	$2,810	$14,073	$4,684	$(289)	$18,468
% effective tax rate	36.0%				37.5%			37.7%

Net earnings	$9,878	$10,774	$(1,662)	$4,489	$23,479	$7,483	$(461)	30,501

Diluted net earnings per share	$0.11				$0.27			$0.26
Diluted weighted average outstanding shares	86,445				86,445	30,955		117,400

Adjusted EBITDA (Non GAAP - See separate discussion and tables)
EBIT	$59,895	$17,518	$(2,967)	$4,658	$79,104	—	$(750)	$78,354
Depreciation	22,607	(7,678)			14,929			14,929
Amortization	3,879				3,879			3,879
EBITDA	$86,381	$9,840	$(2,967)	$4,658	$97,912	—	$(750)	$97,162

(1) Proforma data reflects Adjusted Statements of Operations amounts, assuming IPO occurred on the first day of Fiscal 2012.
(2) Adjusted EBITDA represents restructuring charges related to plant closures ($9.8MM), principally our Millsboro, Delaware facility.
(3) Represents unrealized mark-to-market gains +$3.1MM resulting from hedging activities and non-cash equity-related compensation charges.
(4) Represents premiums paid on the redemption/repurchase of Senior Notes ($3.5MM) and management/advisory fees and expenses paid to an affiliate of Blackstone ($1.2MM).

Pinnacle Foods Inc.
Reconciliation from Reported to Adjusted and Proforma (Note 1) Statement of Operations Amounts (unaudited)
For the nine months ended September 29, 2013
(thousands, except per share amounts)

	Reported	Acquisition,				IPO and
	Nine Months Ended	Merger and	Other		Adjusted	Refinancing	Public	Proforma
	September 29,	Other Restructuring	Non-Cash	Other	September 29,	Interest	Company	September 29,
	2013	Charges (2)	Items (3)	Adjustments (4)	2013	Adjustments (1)	Costs (1)	2013
Net sales	$1,754,480	$—	$—	$—	$1,754,480	$—	$—	$1,754,480
Gross profit	$456,672	$3,756	$109	$—	$460,537		$—	$460,537
% of net sales	26.0%				26.2%			26.2%

Earnings before interest and taxes	$176,560	$12,218	$5,336	$53,361	$247,475		$(200)	$247,275

Interest expense, net	$107,810	$—	$(256)	$(22,467)	$85,087	$(25,763)	—	$59,324
Provision for income taxes	$35,108	$4,588	$2,121	$20,513	$62,330	$10,048	$(78)	72,300
% effective tax rate	51.1%				38.4%			38.5%

Net earnings	$33,642	$7,630	$3,471	$55,315	$100,058	$15,715	$(122)	$115,651

Diluted net earnings per share	$0.32				$0.94			$0.99
Diluted weighted average outstanding shares	105,978				105,978	10,634		116,612

Adjusted EBITDA (Non GAAP - See separate discussion and tables)
EBIT	$176,560	$12,218	$5,336	$53,361	$247,475	—	$(200)	$247,275
Depreciation	46,067	—			46,067			46,067
Amortization	11,616				11,616			11,616
EBITDA	$234,243	$12,218	$5,336	$53,361	$305,158	—	$(200)	$304,958

LTM EBITDA					$458,134

(1) Reflects Adjusted Statements of Operations amounts, assuming IPO and 2013 Refinancing occurred on the first day of Fiscal 2013.
(2) Represents restructuring charges related to plant closures ($6.6MM), principally our Millsboro, Delaware facility, employee severance ($3.7MM), consulting and business optimization expenses related to the expansion of headquarter direct sales coverage for retail ($3.6MM), along with IPO related and other expenses ($1.2MM), partially offset by a +$2.9MM gain on sale of the Tacoma, WA facility.
(3) Represents non-cash equity-related compensation charges ($5.5MM) along with unrealized mark-to-market gains resulting from hedging activities +$0.2MM.
(4) Represents premiums paid on the redemption of Senior Notes ($34.2MM) and management/advisory fees and expenses paid to an affiliate of Blackstone ($19.2MM) which includes the termination of the Blackstone management fee agreement as a result of the IPO.

Pinnacle Foods Inc.
Reconciliation from Reported to Adjusted and Proforma (Note 1) Statement of Operations Amounts (unaudited)
For the nine months ended September 23, 2012
(thousands, except per share amounts)

	Reported	Acquisition,
	Nine Months Ended	Merger and	Other		Adjusted	IPO	Public	Proforma
	September 23,	Other Restructuring	Non-Cash	Other	September 23,	Interest	Company	September 23,
	2012	Charges (2)	Items (3)	Adjustments (4)	2012	Adjustments (1)	Costs (1)	2012
Net sales	$1,773,425	$—	$—	$—	$1,773,425	$—	$—	$1,773,425
Gross profit	$397,174	$25,586	$(1,996)	$2,555	$423,319		$—	$423,319
% of net sales	22.4%				23.9%			23.9%

Earnings before interest and taxes	$167,054	$30,104	$(1,368)	$21,019	$216,809		$(2,250)	$214,559

Interest expense, net	$154,496	$—	$(90)	$(17,481)	$136,925	$(36,501)	$—	$100,424
Provision for income taxes	$3,701	$11,590	$(492)	$14,822	$29,621	$14,053	$(866)	$42,808
% effective tax rate	29.5%				37.1%			37.5%

Net earnings	$8,857	$18,514	$(786)	$23,678	$50,263	$22,448	$(1,384)	71,327

Diluted net earnings per share	$0.10				$0.58			$0.61
Diluted weighted average outstanding shares	86,461				86,461	30,939		117,400

Adjusted EBITDA (Non GAAP - See separate discussion and tables)
EBIT	$167,054	$30,104	$(1,368)	$21,019	$216,809	—	$(2,250)	$214,559
Depreciation	56,895	(12,231)			44,664			44,664
Amortization	11,647				11,647			11,647
EBITDA	$235,596	$17,873	$(1,368)	$21,019	$273,120	—	$(2,250)	$270,870

(1) Proforma data reflects Adjusted Statements of Operations amounts, assuming IPO occurred on the first day of Fiscal 2012.
(2) Adjusted EBITDA represents restructuring charges related to plant closures ($14.7MM), due diligence investigations and other special projects ($1.4MM), along with employee severance and other acquisition related expenses.
(3) Represents unrealized mark-to-market gains +$2.0MM resulting from hedging activities and non-cash equity-related compensation charges.
(4) Represents premiums paid on the redemption/repurchase of Senior Notes ($14.3MM), management/advisory fees and expenses paid to an affiliate of Blackstone ($3.5MM) costs of retrieving and destroying the products covered by the product recall of Aunt Jemima ($3.2MM).

Pinnacle Foods Inc. Reconciliation from Reported to Adjusted Segment Amounts (unaudited) For the three and nine months ended September 29, 2013 and September 23, 2012 (thousands)

	Three Months Ended		Nine Months Ended
	September 29,	September 23,	September 29,	September 23,
	2013	2012	2013	2012
Net sales - Reported
Birds Eye Frozen	$257,973	$255,950	$794,464	$787,603
Duncan Hines Grocery	224,214	215,637	690,243	687,225
North America Retail	482,187	471,587	1,484,707	1,474,828
Specialty Foods	90,268	96,318	269,773	298,597
Total	$572,455	$567,905	$1,754,480	$1,773,425

Earnings before interest & taxes - Reported
Birds Eye Frozen	$45,009	$42,356	$130,462	$109,509
Duncan Hines Grocery	38,265	26,347	97,399	77,136
Specialty Foods	8,026	539	21,087	12,680
Unallocated corporate expenses	(6,382)	(9,347)	(72,388)	(32,271)
Total	$84,918	$59,895	$176,560	$167,054

Adjustments (Non GAAP - See separate table)
Birds Eye Frozen	$2,866	$869	$7,013	$11,798
Duncan Hines Grocery	(791)	7,625	6,815	14,832
Specialty Foods	232	6,997	612	7,527
Unallocated corporate expenses	790	3,718	56,475	15,598
Total	$3,097	$19,209	$70,915	$49,755

Earnings before interest & taxes - Adjusted (Non GAAP - See separate discussion and tables)
Birds Eye Frozen	$47,875	$43,225	$137,475	$121,307
Duncan Hines Grocery	37,474	33,972	104,214	91,968
Specialty Foods	8,258	7,536	21,699	20,207
Unallocated corporate expenses	(5,592)	(5,629)	(15,913)	(16,673)
Total	$88,015	$79,104	$247,475	$216,809

Pinnacle Foods Inc.
Reconciliation from Reported to Adjusted Segment Amounts (unaudited)
Supplemental Schedule of Adjustments Detail
For the three and nine months ended September 29, 2013 and September 23, 2012
(millions)

	Adjustments to Earnings Before Interest and Taxes
	Three Months Ended		Nine Months Ended
	September 29,	September 23,	September 29,		September 23,
	2013	2012	2013		2012
Birds Eye Frozen
Restructuring charges	$1.6	$2.0	$3.5		$6.8
Non-cash equity-related compensation	0.9	0.1	1.8		0.3
Employee severance	0.4	—	1.8		0.4
Unrealized mark-to-market (gain)/loss	(0.2)	(1.7)	(0.1)		(0.9)
Blackstone management/advisory fees	—	0.6	—		1.6
Aunt Jemima product recall costs	—	—	—		3.2
Other	0.2	(0.1)	—		0.4
Total Birds Eye Frozen	$2.9	$0.9	$7.0		$11.8

Duncan Hines Grocery
Restructuring charges	$1.2	$8.2	$6.7		$12.8
Non-cash equity-related compensation	0.7	0.1	1.5		0.4
Employee severance	0.3	—	1.6		0.5
Unrealized mark-to-market (gain)/loss	(0.1)	(0.9)	(0.1)		(1.0)
Blackstone management/advisory fees	—	0.4	—		1.8
Gain on sale of the Tacoma, WA location	(2.9)	—	(2.9)		—
Other	—	(0.2)	—		0.3
Total Duncan Hines Grocery	$(0.8)	$7.6	$6.8		$14.8

Specialty Foods
Restructuring charges	$—	$7.3	$—		$7.3
Non-cash equity-related compensation	0.1	—	0.3		—
Employee severance	0.1	—	0.3		—
Unrealized mark-to-market (gain)/loss	—	(0.5)	—		(0.1)
Blackstone management/advisory fees	—	0.2	—		0.1
Other	—	—	—		0.2
Total Specialty Foods	$0.2	$7.0	$0.6	—	$7.5

Unallocated Corporate Expenses
Non-cash equity-related compensation	$0.6	$—	$1.9		$—
Premiums paid on redemption of Senior Notes	—	3.5	34.2		14.3
Termination of Blackstone management/advisory agreement	—	—	19.2		—
Other	0.2	0.2	1.2		1.3
Total Unallocated Corporate Expenses	$0.8	$3.7	$56.5		$15.6